UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 West Wacker Drive
	Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 22, 2007, members of management of Morningstar, Inc. (the Company) will make the presentation attached as Exhibit 99.1 at its Annual Shareholders’ Meeting, which will be held at The University of Chicago Gleacher Center in Chicago, Illinois at 9:00 a.m. (CST).

The presentation includes free cash flow, which is considered a non-GAAP financial measure under SEC regulations. The Company presents this measure as supplemental information to help investors better understand trends in its business results over time. The Company’s management team uses free cash flow to evaluate the performance of its business. Free cash flow is not equivalent to any measure of performance required to be reported under U.S. generally accepted accounting principles, nor should this data be considered an indicator of the Company’s overall financial performance or liquidity. Moreover, the free cash flow definition the Company uses may not be comparable to similarly titled measures reported by other companies.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
99.1	Annual Meeting Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 22, 2007	By:	/s/ MARTHA DUSTIN BOUDOS
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Annual Meeting Presentation.